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                                                                    EXHIBIT 99.2


                         CONSENT OF JERRY W. PINKERTON

         I hereby consent to being named as a person who will become a director of Holly Logistic Services, L.L.C., a Delaware limited liability company and the general partner of HEP Logistics Holdings, L.P., a Delaware limited partnership and the general partner of Holly Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), in Amendment No. 2 to Registration Statement on Form S-1 (SEC File No.:333-113588) to be filed by the Partnership with the Securities and Exchange Commission (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

                                                     /s/ JERRY W. PINKERTON
                                                --------------------------------
                                                    [Name] Jerry W. Pinkerton

                                      Date:                May 22, 2004